Exhibit 5.1

DLA Piper LLP (US)
3203 Hanover Street, Suite 100
Palo Alto, California 94304
www.dlapiper.com

T 650.833.2000
F 650.833.2001
May 9, 2024
Silvaco Group, Inc.
4701 Patrick Henry Dr., Building #23
Santa Clara, CA 95054
Ladies and Gentlemen:
As legal counsel for Silvaco Group, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 3,654,533 shares (the “2014 Plan Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued pursuant to awards granted under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), up to 312,500 shares (the “2024 Plan Shares”) of the Company’s Common Stock, which may be issued pursuant to awards granted under the Company’s 2024 Stock Incentive Plan (the “2024 Plan” and together with the 2014 Plan, the “Plans”), and up to 4,545,195 shares (the “ESPP Shares,” and together with the 2014 Plan Shares and the 2024 Plan Shares, the “Shares”) of Common Stock, which may be issued pursuant to purchases made under the Company’s 2024 Employee Stock Purchase Plan (the “ESPP”).
As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement and related prospectuses; (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; (c) the Plans and the forms of agreements thereunder; (d) the ESPP; (e) certain resolutions of the Board of Directors and stockholders of the Company; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified any factual matter relating to this opinion.
We express no opinion concerning any law other than the law of the state of California, the corporation laws of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal law of the United States. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the state of California.

On the basis of the foregoing, we are of the opinion that each of the 2014 Plan Shares, the 2024 Plan Shares and the ESPP Shares, which may be issued under the 2014 Plan, the 2024 Plan or the ESPP, respectively, are duly authorized shares of the Company’s Common Stock and when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and are issued by the Company in accordance with the terms of the Plans and the agreements thereunder, or the ESPP, as applicable, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and we consent to the reference of our name wherever it appears in such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)